Exhibit 99.1

IDENTIV REPORTS FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS

Fourth Quarter Revenue of $19.4 Million and Adjusted EBITDA of $0.16 Million

Fiscal Year 2014 Revenue of $81.2 Million and Adjusted EBITDA of $(1.3) Million

FREMONT, Calif., March 12, 2015 — Identiv, Inc. (NASDAQ: INVE) today announced financial results for the fourth quarter (Q4) and fiscal year ended December 31, 2014. For the fourth quarter, total revenues for continuing operations were $19.4 million, GAAP gross profit margin was 41.5%, adjusted EBITDA was $0.16 million, and GAAP net loss was $(6.2) million. For the fiscal year, total revenues for continuing operations were $81.2 million, GAAP gross profit margin was 41.2%, adjusted EBITDA was $(1.3) million, and GAAP net loss was $(17.8) million.

“In 2014, we successfully completed two substantial tasks: creating a fiscally stable business delivering quality security products to our customers; and aligning Identiv to take the leadership position in providing privacy and security as the Internet of Things continues to expand exponentially,” said Jason Hart, Identiv CEO. “During the fourth quarter and throughout the year, we invested extensively in new products, increased our penetration into new markets with new distribution, OEM and integrator partnerships and expanded our direct sales organization. This investment in 2014, along with our realignment of the business, has enabled us to focus on growth in 2015 and the years to come. We are at an incredible intersection of unprecedented connectivity and the new demand for privacy and security at all levels of our society, creating a marketplace for our solutions and enabling us to create value for shareholders.”

Fourth Quarter Financial Highlights Review

In reviewing the results for the fourth quarter of fiscal year 2014, all figures are compared to the fourth quarter of fiscal year 2013 unless stated otherwise:

•	Total revenues were $19.4 million, a decrease of 1% from $19.5 million, primarily due to a decrease in Identity reader sales, partially offset by an increase in Premises sales to the U.S. Government customers.

•	GAAP gross profit margin was 42%, compared to 44%, primarily due to a decrease in credentials margin.

•	Base operating expenses, which include research and development, sales and marketing, and general and administrative costs were $9.8 million, compared to $9.2 million, up 7%. This is primarily a result of increased expenditures in research and development, partially offset by a $0.4 million non-recurring R&D tax credit in the fourth quarter of 2013.

•	Adjusted EBITDA for the quarter was $0.16 million, compared to $0.37 million. Adjusted EBITDA in the prior year quarter benefited from the non-recurring R&D tax credit.

•	GAAP net loss from continuing operations was $(6.2) million in the fourth quarter of 2014, or $(0.58) per share, compared with GAAP net loss of $(3.0) million, or $(0.88) per share. Fourth quarter 2014 results included restructuring costs of $0.2 million and earn-out consideration charge of $3.5 million, while there were restructuring costs of $0.5 million and impairment charges to goodwill and long lived assets of $4.6 million in the fourth quarter of 2013.

Fiscal Year 2014 Financial Highlights

In reviewing the results for fiscal year 2014, all figures are compared to fiscal year 2013 unless stated otherwise:

•	Total revenue was $81.2 million in 2014, up 9% from $74.3 million. The results include a significant contribution from sales of Credentials products, primarily due to demand for electronic game toys. This was offset by lower sales of Identity readers.

•	GAAP gross profit margin was 41%, compared to 45%, primarily due to product mix and lower margins experienced in the Credential segment.

•	Base operating expenses, which include research and development, sales and marketing, and general and administrative costs, were $40.3 million, compared to $39.3 million, up 2%. The company increased its investment in sales and marketing by 9% and in research and development by 10%, partially offset by a reduction in general and administrative expenses of 10%.

•	Adjusted EBITDA in 2014 was $(1.3) million, compared with $(1.3) million.

•	GAAP net loss from continuing operations was $(18.4) million in 2014 or $(2.12) per share, compared with GAAP net loss from continuing operations of $(25.0) million, or $(3.62) per share. Fiscal year 2014 results included restructuring costs of $3.1 million and earn-out consideration charge of $3.5 million, while there were restructuring costs of $1.8 million and impairment charges to goodwill and long lived assets of $15.6 million in the fourth quarter of 2013.

•	Cash was $36.5 million at December 31, 2014, compared with $5.1 million at December 31, 2013, reflecting proceeds from a refinancing of debt in March 2014 (and amended in November) and an underwritten offering of common stock in September 2014.

Note: Financial results contained in this release reflect the continuing operations of Identiv only and exclude discontinued operations of non-core businesses sold in December 2013, February 2014, and June 2014.

Guidance

The company is providing guidance for fiscal year 2015 of revenue between $95 million and $105 million and adjusted EBITDA positive on an annual basis.

Webcast and Conference Call Information

Identiv will hold an audio webcast and conference call to discuss the results of Q4 2014 today, March 12, 2015, at 2:00 PM PT (5:00 PM ET). The audio webcast can be accessed at identiv.com/investors/ir-events. The conference call can be accessed by dialing 888-771-4371 (toll-free within the U.S.) or +1 847-585-4405 (for international callers) using passcode 39040664. For those unable to attend the live webcast, it will be archived following the event for 30 days at identiv.com/investors/ir-events. A replay of the call will also be available for one week and can be accessed by dialing 888-843-7419 (toll-free within the U.S.) or +1 630-652-3042 (for international callers) using passcode 39040664.

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About Identiv

Identiv is a global security technology company that establishes identity in the connected world, including premises, information, and everyday items. CIOs, CSOs, and product departments rely upon Identiv’s trusted identity solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, trusted authentication, mobility, and cloud services. For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP financial results discussed above exclude items detailed in the reconciliation table contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements made under the caption “Guidance” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, factors discussed in our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contacts:

David Isaacs/Leah Polito

Sard Verbinnen & Co

415-618-8750

identiv-IR@sardverb.com

Media Contacts:

Angela Lestar/David Sikorski

MSLGROUP

781-684-0770

identiv@mslgroup.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December, 31		December, 31
	2014	2013	2014	2013
Net revenue	$19,382	$19,539	$81,249	$74,284
Cost of revenue	11,330	10,869	47,793	40,888

Gross profit	8,052	8,670	33,456	33,396

Operating expenses:
Research and development	1,856	1,071	6,902	6,277
Selling and marketing	4,791	4,935	20,635	18,907
General and administrative	3,156	3,147	12,751	14,149
Impairment of long-lived assets	—	—	—	178
Impairment of goodwill	—	4,637	—	15,572
Earnout consideration	3,510	—	3,510	—
Restructuring and severance	224	518	3,098	1,770

Total operating expenses	13,537	14,308	46,896	56,853

Loss from operations	(5,485)	(5,638)	(13,440)	(23,457)
Interest expense, net	(465)	(566)	(3,619)	(2,169)

Foreign currency (loss) gain, net	(318)	249	(1,270)	710

Loss from continuing operations before income taxes and noncontrolling interest	(6,268)	(5,955)	(18,329)	(24,916)
Income tax (provision) benefit	54	209	(95)	(47)

Loss from continuing operations before noncontrolling interest	(6,214)	(5,746)	(18,424)	(24,963)
Income (loss) from discontinued operations, net of income taxes	(25)	3,545	521	(10,835)

Consolidated net loss	(6,239)	(2,201)	(17,903)	(35,798)
Less: Loss (income) attributable to noncontrolling interest	36	(775)	109	933

Net loss attributable to Identiv, Inc. stockholders’ equity	$(6,203)	$(2,976)	$(17,794)	$(34,865)

Basic and diluted net loss per share attributable to Identiv, Inc. stockholders’ equity:
Loss from continuing operations	$(0.58)	$(0.88)	$(2.12)	$(3.62)
Income (loss) from discontinued operations	—	0.48	0.06	(1.64)

Net loss	$(0.58)	$(0.40)	$(2.06)	$(5.26)

Weighted average shares used to compute basic and diluted loss per share	10,627	7,413	8,648	6,633

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash	$36,547	$5,095
Accounts receivable, net of allowances	13,612	13,289
Inventories	9,254	8,995
Prepaid expenses	1,002	957
Other current assets	1,200	1,766
Current assets of discontinued operations	—	2,727

Total current assets	61,615	32,829
Property and equipment, net	5,311	5,888
Goodwill	8,853	8,991
Intangible assets, net	8,730	10,184
Other assets	1,371	867

Total assets	$85,880	$58,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,372	$9,353
Current portion - payment obligation	635	1,073
Financial liabilities	—	2,971
Deferred revenue	508	729
Accrued compensation and related benefits	2,139	3,383
Other accrued expenses and liabilities	4,471	5,239
Current liabilities of discontinued operations	—	1,630

Total current liabilities	16,125	24,378
Long-term payment obligation	5,545	5,648
Long-term financial liabilities	13,938	3,051
Other long-term liabilities	630	938

Total liabilities	36,238	34,015

Total stockholders’ equity	49,642	24,744

Total liabilities and stockholders’equity	$85,880	$58,759

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December, 31		December, 31
	2014	2013	2014	2013
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$11,330	$10,869	$47,793	$40,888
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(13)	(12)	(36)	(68)
Amortization and depreciation	(374)	(359)	(1,477)	(1,371)

Total reconciling items included in GAAP cost of revenue	(387)	(371)	(1,513)	(1,439)

Non-GAAP cost of revenue	$10,943	$10,498	$46,280	$39,449

Non-GAAP gross profit margin	44%	46%	43%	47%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$13,537	$14,308	$46,896	$56,853

Impairment of goodwill and long-lived assets	—	(4,637)	—	(15,750)
Earnout consideration	(3,510)	—	(3,510)	—
Stock-based compensation	(1,070)	(313)	(2,125)	(1,352)
Pension expenses	—	143	—	68
Gain of disposal of fixed assets	(5)	(28)	(4)	(27)
Amortization and depreciation	(386)	(365)	(1,538)	(1,625)
Acquisition costs	—	—	—	(13)
Transition and integration costs	—	77	—	(267)
Restructuring and severance	(284)	(518)	(3,467)	(1,770)

Total reconciling items included in GAAP operating expenses	(5,255)	(5,641)	(10,644)	(20,736)

Non-GAAP overhead costs	$8,282	$8,667	$36,252	$36,117

Reconciliation of GAAP net loss to adjusted EBITDA loss
GAAP net loss attributable to Identiv, Inc.	$(6,203)	$(2,976)	$(17,794)	$(34,865)

Reconciling items included in GAAP net loss:
Provision (Benefit) for income taxes	(54)	(209)	95	47
Net (loss) gain attributable to noncontrolling interest	(36)	775	(109)	(933)
(Income) loss from discontinued operations, net of income taxes	25	(3,545)	(521)	10,835
Interest expense, net	465	566	3,619	2,169
Foreign currency losses (gains), net	318	(249)	1,270	(710)
Impairment of goodwill and long lived assets	—	4,637	—	15,750
Earnout consideration	3,510	—	3,510	—
Stock-based compensation	1,083	325	2,161	1,420
Pension expenses	—	(143)	—	(68)
Amortization and depreciation	760	724	3,015	2,996
Acquisition costs	—	—	—	13
Transition and integration costs	—	(77)	—	267
(Gain) on disposal of fixed assets	5	28	4	27
Restructuring and severance	284	518	3,467	1,770

Total reconciling items included in GAAP net loss	6,360	3,350	16,511	33,583

Adjusted EBITDA gain ( loss)	$157	$374	$(1,283)	$(1,282)